UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 1, 2010

IMPERIAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-152160	83-0512922
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 West Nye Lane, Suite 129, Carson City, NV	89706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  775-884-9380

Former name or Former Address, if Changed Since Last Report:
Payyappilly House, Thiruthipuram, P.O., Kottapuram Via., 680667 – Ernakulam Dt. Kerala, India

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.

(a)           Imperial Resources, Inc. (the “Company”) has decided to focus its core activities on development and exploration of oil and gas assets in the United States independently or through its wholly-owned subsidiary, Imperial Oil and Gas, Inc., a Delaware corporation (“Imperial Oil”).

(b)           Effective April 1, 2010, Grant Twanow resigned as Director, Chief Executive Officer, President, and all other officer roles of Imperial Oil.  In connection with such resignation, Imperial Oil and GNP Resources, Ltd., a company wholly-owned by Mr. Twanow (“GNP”), entered into a Royalty Termination Agreement, whereby the parties agreed  to terminate a Royalty Agreement between the parties, whereby Imperial Oil agreed to pay GNP a gross overriding royalty of 5% in any lands acquired by Imperial Oil in Prospects procured by GNP or Mr. Twanow.  Additionally, the parties mutually agreed to terminate a Supply of Services Agreement between Imperial Oil, GNP, and Mr. Twanow, whereby Mr. Twanow acting on behalf of GNP provided services to Imperial Oil related to the maintenance and development of Imperial Oil’s oil and gas exploration and development interests.

 (c)           Effective April 1, 2010, Neil McPherson resigned as a director of Imperial Oil.  In connection with such resignation, Imperial Oil and Little Eagle Resources Inc., a company wholly-owned by Mr. McPherson (“Little Eagle”), entered into a Royalty Termination Agreement, whereby the parties agreed  to terminate a Royalty Agreement between the parties, whereby Imperial Oil agreed to pay Little Eagle a gross overriding royalty of 1.5% in any lands acquired by Imperial Oil in the North West Premont Prospect and the Ricinus Area Prospect procured by Little Eagle or Mr. McPherson.  Additionally, the parties mutually agreed to terminate a Supply of Services Agreement between Imperial Oil, Little Eagle, and Mr. McPherson, whereby Mr. McPherson acting on behalf of Little Eagle provided services to Imperial Oil related to the maintenance and development of Imperial Oil’s oil and gas exploration and development interests.

(d)           Effective April 1, 2010, the Company appointed Robert R. Durbin as Chief Executive Officer and Chairman of the Board of Directors of Imperial Oil.  Mr. Durbin is an attorney who practices exclusively in the area of oil and gas.  In connection with such appointment, Imperial Oil entered into a Supply of Services Agreement with Sydney Oil & Gas, LLC, a Texas limited liability company owned by Mr. Durbin (“Sydney Oil”), and Mr. Durbin, whereby Mr. Durbin acting on behalf of Sydney Oil will provide services to Imperial Oil related to the maintenance and development of Imperial Oil’s oil and gas exploration and development interests.  Additionally, Imperial Oil and Sydney Oil entered into an Assignment of Overriding Royalty Interest (“Royalty Agreement”), whereby Imperial Oil agrees to pay Sydney Oil a gross overriding royalty of 6.5% of 8/8 for each lease or working interest acquired by Imperial Oil.  The Supply of Services Agreement, and the Royalty Agreement contained therein, is filed hereto as Exhibit 99.1, and is incorporated herein by reference.  The foregoing statement is not intended to be a complete description of all terms and conditions of the Supply of Services Agreement and/or Royalty Agreement.

(e)           Effective April 1, 2010, Imperial Oil and Mara Energy, LLC, a Delaware corporation (“Mara”) entered into a Consulting Services Agreement, whereby Imperial Oil and Mara agreed that Mara will provide services associated with any future development of Imperial Oil’s working interest in both the Greater Garwood oil and gas development exploration asset and the producing Cochran #1 well located in the Greater Garwood prospect in Colorado County, Texas.  Mr. Durbin, Imperial Oil’s Chief Executive Officer and Chairman of the Board, owns a 15% interest in Mara.  The Consulting Services Agreement is attached to this report as Exhibit 99.2, and is incorporated herein by reference.  The foregoing statement is not intended to be a complete description of all terms and conditions of the Consulting Services Agreement.

Section 9 – Financial Statements and Exhibits

 Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description

99.1	Supply of Services Agreement with Sydney Oil & Gas, LLC and Robert R. Durbin

99.2	Consulting Services Agreement with Mara Energy, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPERIAL RESOURCES, INC.

Date: April 6, 2010	By:	/s/ James Payyappilly
James Payyappilly
Chief Executive Officer, President and Director